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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 11, 1998 with respect to the financial statements of Sunbelt Automotive Group, Inc., the use of our report dated January 30, 1998 with respect to the consolidated financial statements of Boomershine Automotive Group, Inc. and Subsidiaries, the use of our report dated March 23, 1998 with respect to the financial statements of Jay Automotive Group, Inc., the use of our report dated February 13, 1998 with respect to the financial statements of Grindstaff, Inc., the use of our report dated March 26, 1998 with respect to the financial statements of Day's Chevrolet, Inc., and the use of our report dated January 26, 1998 with respect to the financial statements of Robertson Oldsmobile-Cadillac, Inc., in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-51451) and related Prospectus of Sunbelt Automotive Group, Inc. for the Registration of 5,500,000 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

Atlanta, Georgia
July 20, 1998